Exhibit 99.1
FOR IMMEDIATE RELEASE

O'REILLY AUTOMOTIVE, INC. ANNOUNCES DATES FOR ITS
THIRD QUARTER 2015 EARNINGS RELEASE AND CONFERENCE CALL

•	Earnings Release Date – Wednesday, October 28, 2015, after 3:30 p.m. central time

•	Conference Call Date – Thursday, October 29, 2015, at 10:00 a.m. central time

Springfield, MO, October 1, 2015 – O'Reilly Automotive, Inc. (the "Company" or "O'Reilly") (Nasdaq: ORLY), a leading retailer in the automotive aftermarket industry, announces the release date for its third quarter 2015 results as Wednesday, October 28, 2015, with a conference call to follow on Thursday, October 29, 2015.

The Company's third quarter 2015 results will be released after 3:30 p.m. central time on Wednesday, October 28, 2015, and can be viewed, at that time, on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room."

Investors are invited to listen to the Company's conference call discussing the financial results for the third quarter of 2015, on Thursday, October 29, 2015, at 10:00 a.m. central time, via webcast on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room." Interested analysts are invited to join the call. The dial-in number for the call is (847) 585-4405 and the conference call identification number is 40850185. A replay of the conference call will be available on the Company's website through October 28, 2016.

O'Reilly Automotive, Inc. was founded in 1957 by the O'Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets. Visit the Company's website at www.oreillyauto.com for additional information about O'Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities and other programs. As of June 30, 2015, the Company operated 4,465 stores in 43 states.

For further information contact:	Investor & Media Contacts
Mark Merz (417) 829-5878